MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO QUARTER: 1 YEAR: 2007

VITRO, S.A. DE C.V.

BALANCE SHEETS

AT MARCH 31 OF 2007 AND 2006 CONSOLIDATED

(Thousands of Mexican Pesos) Final Printing

REF S	CONCEPTS	CURRENT YEAR		PREVIOUS YEAR	
		Amount	%	Amount	%
s01	TOTAL ASSETS	30,263,120	100	30,869,584	100
s02	CURRENT ASSETS	11,477,815	38	9,350,723	30
s03	CASH AND SHORT-TERM INVESTMENTS	2,524,444	8	1,026,936	3
s04	ACCOUNTS AND NOTES RECEIVABLE (NET)	1,353,302	4	1,319,543	4
s05	OTHER ACCOUNTS AND NOTES RECEIVABLE (NET)	3,584,809	12	2,092,079	7
s06	INVENTORIES	3,879,447	13	3,965,031	13
s07	OTHER CURRENT ASSETS	135,813	0	947,134	3
s08	LONG-TERM	679,955	2	386,887	1
s09	ACCOUNTS AND NOTES RECEIVABLE (NET)	572,711	2	295,455	1
s10	INVESTMENT IN SHARES OF NON-CONSOLIDATED SUBSIDIARIES AND ASSOCIATES	0	0	0	0
s11	OTHER INVESTMENTS	107,244	0	91,432	0
s12	PROPERTY, PLANT AND EQUIPMENT (NET)	15,836,158	52	17,383,045	56
s13	LAND AND BUILDINGS	13,755,193	45	14,621,176	47
s14	MACHINERY AND INDUSTRIAL EQUIPMENT	23,783,578	79	25,530,467	83
s15	OTHER EQUIPMENT	0	0	0	0
s16	ACCUMULATED DEPRECIATION	22,839,513	75	23,445,143	76
s17	CONSTRUCTION IN PROGRESS	1,136,900	4	676,545	2
s18	OTHER INTANGIBLE ASSETS AND DEFERRED ASSETS (NET) .	1,358,811	4	1,296,959	4
s19	OTHER ASSETS	910,381	3	2,451,970	8
s20	TOTAL LIABILITIES	22,087,584	100	22,597,605	100
s21	CURRENT LIABILITIES	5,866,905	27	10,135,611	45
s22	SUPPLIERS	1,950,713	9	1,907,943	8
s23	BANK LOANS	405,394	2	1,663,213	7
s24	STOCK MARKET LOANS	1,215,233	6	3,573,556	16
s25	TAXES PAYABLE	0	0	131,594	1
s26	OTHER CURRENT LIABILITIES	2,295,565	10	2,859,305	13
s27	LONG-TERM LIABILITIES	14,550,264	66	10,155,024	45
s28	BANK LOANS	514,117	2	521,038	2
s29	STOCK MARKET LOANS	14,036,147	64	9,633,986	43
s30	OTHER LOANS	0	0	0	0
s31	DEFERRED LIABILITIES	0	0	0	0
s32	OTHER NON CURRENT LIABILITIES	1,670,415	8	2,306,970	10
s33	CONSOLIDATED STOCKHOLDERS' EQUITY	8,175,536	100	8,271,979	100
s34	MINORITY INTEREST	1,782,013	22	2,890,683	35
s35	MAJORITY INTEREST	6,393,523	78	5,381,296	65
s36	CONTRIBUTED CAPITAL	9,800,960	120	8,468,461	102
s79	CAPITAL STOCK	7,429,164	91	7,364,981	89
s39	PREMIUM ON ISSUANCE OF SHARES	2,371,796	29	1,103,480	13
s40	CONTRIBUTIONS FOR FUTURE CAPITAL INCREASES	0	0	0	0
s41	EARNED CAPITAL	(3,407,437)	(42)	(3,087,165)	(37)
s42	RETAINED EARNINGS AND CAPITAL RESERVES	20,135,935	246	19,856,094	240
s44	OTHER ACCUMULATED COMPREHENSIVE RESULT	(22,938,540)	(281)	(22,305,921)	(270)
s80	SHARES REPURCHASED	(604,832)	(7)	(637,338)	(8)

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO QUARTER: 1 YEAR: 2007

VITRO, S.A. DE C.V.

BALANCE SHEETS

BREAKDOWN OF MAIN CONCEPTS

CONSOLIDATED

(Thousands of Mexican Pesos)

Final Printing

REF S	CONCEPTS	CURRENT YEAR		PREVIOUS YEAR	
		Amount	%	Amount	%
s03	CASH AND SHORT-TERM INVESTMENTS	2,524,444	100	1,026,936	100
s46	CASH	397,859	16	411,624	40
s47	SHORT-TERM INVESTMENTS	2,126,585	84	615,312	60
s07	OTHER CURRENT ASSETS	135,813	100	947,134	100
s81	DERIVATIVE FINANCIAL INSTRUMENTS	57,957	43	68,191	7
s82	DISCONTINUED OPERATIONS	0	0	878,943	93
s83	OTHER	77,856	57	0	0
s18	OTHER INTANGIBLE ASSETS AND DEFERRED ASSETS (NET) .	1,358,811	100	1,296,959	100
s48	DEFERRED EXPENSES (NET)	659,983	49	577,913	45
s49	GOODWILL	698,828	51	719,046	55
s51	OTHER	0	0	0	0
s19	OTHER ASSETS	910,381	100	2,451,970	100
s84	INTANGIBLE ASSET FROM LABOR OBLIGATIONS	347,256	38	444,851	18
s85	DERIVATIVE FINANCIAL INSTRUMENTS	0	0	0	0
s50	DEFERRED TAXES	563,125	62	819,941	33
s86	DISCONTINUED OPERATIONS	0	0	1,187,178	48
s87	OTHER	0	0	0	0
s21	CURRENT LIABILITIES	5,866,905	100	10,135,611	100
s52	FOREIGN CURRENCY LIABILITIES	4,004,445	68	3,050,703	30
s53	MEXICAN PESOS LIABILITIES	1,862,460	32	7,084,908	70
s26	OTHER CURRENT LIABILITIES	2,295,565	100	2,859,305	100
s88	DERIVATIVE FINANCIAL INSTRUMENTS	31,160	1	215,291	8
s89	INTEREST LIABILITIES	335,821	15	321,293	11
s68	PROVISIONS	0	0	0	0
s90	DISCONTINUED OPERATIONS	0	0	466,695	16
s58	OTHER CURRENT LIABILITIES	1,928,584	84	1,856,026	65
s27	LONG-TERM LIABILITIES	14,550,264	100	10,155,024	100
s59	FOREIGN CURRENCY LIABILITIES	14,184,394	97	9,408,754	93
s60	MEXICAN PESOS LIABILITIES	365,870	3	746,270	7
s31	DEFERRED LIABILITIES	0	0	0	0
s65	NEGATIVE GOODWILL	0	0	0	0
s67	OTHER	0	0	0	0
s32	OTHER NON CURRENT LIABILITIES	1,670,415	100	2,306,970	100
s66	DEFERRED TAXES	0	0	0	0
s91	OTHER LIABILITIES IN RESPECT OF SOCIAL INSURANCE	1,443,775	86	1,303,419	56
s92	DISCONTINUED OPERATIONS	0	0	800,083	35
s69	OTHER LIABILITIES	226,640	14	203,468	9
s79	CAPITAL STOCK	7,429,164	100	7,364,981	100
s37	CAPITAL STOCK (NOMINAL)	386,857	5	324,000	4
s38	RESTATEMENT OF CAPITAL STOCK	7,042,307	95	7,040,981	96

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO
QUARTER: 1 YEAR: 2007

VITRO, S.A. DE C.V.

BALANCE SHEETS

BREAKDOWN OF MAIN CONCEPTS

(Thousands of Mexican Pesos)

CONSOLIDATED

Final Printing

REF S	CONCEPTS	CURRENT YEAR		PREVIOUS YEAR	
		Amount	%	Amount	%
s42	RETAINED EARNINGS AND CAPITAL RESERVES	20,135,935	100	19,856,094	100
s93	LEGAL RESERVE	72,000	0	72,000	0
s43	RESERVE FOR REPURCHASE OF SHARES	2,000,000	10	2,000,000	10
s94	OTHER RESERVES	0	0	0	0
s95	RETAINED EARNINGS	18,545,266	92	18,381,220	93
s45	NET INCOME FOR THE YEAR	(481,331)	(2)	(597,126)	(3)
s44	OTHER ACCUMULATED COMPREHENSIVE RESULT	(22,938,540)	100	(22,305,921)	100
s70	ACCUMULATED MONETARY RESULT	0	0	0	0
s71	RESULT FROM HOLDING NON-MONETARY ASSETS	(20,697,015)	90	(20,104,198)	90
s96	CUMULATIVE RESULT FROM FOREIGN CURRENCY TRANSLATION	0	0	0	0
s97	CUMULATIVE RESULT FROM DERIVATIVE FINANCIAL INSTRUMENTS	0	0	0	0
s98	CUMULATIVE EFFECT OF DEFERRED INCOME TAXES	(1,762,480)	8	(1,762,480)	8
s99	LABOR OBLIGATION ADJUSTMENT	(479,045)	2	(439,243)	2
s100	OTHER	0	0	0	0

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO
VITRO, S.A. DE C.V.

QUARTER: 1 YEAR: 2007

BALANCE SHEETS

OTHER CONCEPTS

(Thousands of Mexican Pesos)

CONSOLIDATED

Final Printing

REF S	CONCEPTS	CURRENT YEAR	PREVIOUS YEAR
		Amount	Amount
s57	OTHER CURRENT LIABILITIES WITH COST	6,751	8,341
s63	OTHER LOANS WITH COST	2,722	490
s72	WORKING CAPITAL	5,610,910	(784,888)
s73	PENSIONS AND SENIORITY PREMIUMS	1,480,002	557,930
s74	EXECUTIVES (*)	284	284
s75	EMPLOYEES (*)	4,610	4,739
s76	WORKERS (*)	18,555	16,803
s77	OUTSTANDING SHARES (*)	358,538,074	295,727,910
s78	REPURCHASED SHARES (*)	28,319,069	28,272,090
s101	RESTRICTED CASH	1,667,111	470,915
s102	NET DEBT OF NON CONSOLIDATED COMPANIES	0	0

(*) THESE CONCEPTS ARE STATED IN UNITS

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO QUARTER: 1 YEAR: 2007

VITRO, S.A. DE C.V.

STATEMENTS OF INCOME

FROM JANUARY THE 1st TO MARCH 31 OF 2007 AND 2006

CONSOLIDATED

(Thousands of Mexican Pesos)

Final Printing

REF R	CONCEPTS	CURRENT YEAR		PREVIOUS YEAR	
		Amount	%	Amount	%
r01	NET SALES	6,691,136	100	6,426,092	100
r02	COST OF SALES	4,807,048	72	4,800,944	75
r03	GROSS PROFIT	1,884,088	28	1,625,148	25
r04	OPERATING EXPENSES	1,304,413	19	1,316,520	20
r05	OPERATING INCOME	579,675	9	308,628	5
r06	INTEGRAL FINANCING COST	526,493	8	832,515	13
r07	INCOME AFTER INTEGRAL FINANCING COST	53,182	1	(523,887)	(8)
r08	OTHER EXPENSE AND INCOME (NET)	434,162	6	(62,335)	(1)
r44	SPECIAL ITEMS	0	0	0	0
r09	INCOME BEFORE INCOME TAXES AND EMPLOYEES' PROFIT SHARING	(380,980)	(6)	(461,552)	(7)
r10	PROVISIONS FOR INCOME TAXES AND EMPLOYEES' PROFIT SHARING	70,152	1	150,674	2
r11	NET INCOME AFTER TAXES AND EMPLOYEES' PROFIT SHARING	(451,132)	(7)	(612,226)	(10)
r12	EQUITY IN NET INCOME OF NON-CONSOLIDATED SUBSIDIARIES AND ASSOCIATES	0	0	0	0
r13	CONSOLIDATED NET INCOME OF CONTINUING OPERATIONS	(451,132)	(7)	(612,226)	(10)
r14	INCOME FROM DISCONTINUED OPERATIONS	0	0	(876)	0
r15	CONSOLIDATED NET INCOME BEFORE EXTRAORDINARY ITEMS	(451,132)	(7)	(611,350)	(10)
r16	EXTRAORDINARY ITEMS, NET EXPENSE (INCOME)	0	0	0	0
r17	CUMULATIVE EFFECT FROM ACCOUNTING CHANGE, NET	0	0	0	0
r18	NET CONSOLIDATED INCOME	(451,132)	(7)	(611,350)	(10)
r19	NET INCOME OF MINORITY INTEREST	30,199	0	(14,224)	0
r20	NET INCOME OF MAJORITY INTEREST	(481,331)	(7)	(597,126)	(9)

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO
VITRO, S.A. DE C.V.

QUARTER: 1 YEAR: 2007

STATEMENTS OF INCOME

BREAKDOWN OF MAIN CONCEPTS

(Thousands of Mexican Pesos)

CONSOLIDATED

Final Printing

REF R	CONCEPTS	CURRENT YEAR		PREVIOUS YEAR	
		Amount	%	Amount	%
r01	NET SALES	6,691,136	100	6,426,092	100
r21	DOMESTIC	2,773,266	41	2,650,081	41
r22	FOREIGN	3,917,870	59	3,776,011	59
r23	TRANSLATED INTO DOLLARS (***)	352,119	5	329,471	5
r06	INTEGRAL FINANCING COST	526,493	100	832,515	100
r24	INTEREST EXPENSE	528,358	100	755,145	91
r42	LOSS (GAIN) ON RESTATEMENT OF UDI'S	0	0	0	0
r45	OTHER FINANCE COSTS	0	0	0	0
r26	INTEREST INCOME	42,775	8	29,089	3
r46	OTHER FINANCIAL PRODUCTS	0	0	0	0
r25	FOREIGN EXCHANGE LOSS (GAIN) (NET)	156,547	30	215,595	26
r28	RESULT FROM MONETARY POSITION	(115,637)	(22)	(109,136)	(13)
r10	PROVISIONS FOR INCOME TAXES AND EMPLOYEES' PROFIT SHARING	70,152	100	150,674	100
r32	INCOME TAX	69,355	99	256,313	170
r33	DEFERRED INCOME TAX	797	1	(105,639)	(70)
r34	EMPLOYEES' PROFIT SHARING EXPENSES	0	0	0	0
r35	DEFERRED EMPLOYEES' PROFIT SHARING	0	0	0	0

(***) THOUSANDS OF DOLLARS

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO
VITRO, S.A. DE C.V.

QUARTER: 1 YEAR: 2007

STATEMENTS OF INCOME

OTHER CONCEPTS

(Thousands of Mexican Pesos)

CONSOLIDATED

Final Printing

REF R	CONCEPTS	CURRENT YEAR	PREVIOUS YEAR
		Amount	Amount
r36	TOTAL SALES	7,240,457	6,951,219
r37	TAX RESULT FOR THE YEAR	0	0
r38	NET SALES (**)	27,376,971	26,258,813
r39	OPERATING INCOME (**)	2,319,627	1,834,040
r40	NET INCOME OF MAJORITY INTEREST (**)	504,794	(270,812)
r41	NET CONSOLIDATED INCOME (**)	437,859	(100,125)
r47	OPERATIVE DEPRECIATION AND ACCUMULATED	397,954	420,716

(**) RESTATED INFORMATION OF THE LAST TWELVE MONTHS

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO QUARTER: 1 YEAR: 2007

VITRO, S.A. DE C.V.

QUARTERLY STATEMENTS OF INCOME

FROM JANUARY THE 1st TO MARCH 31 OF 2007 AND 2006

CONSOLIDATED

(Thousands of Mexican Pesos)

Final Printing

REF RT	CONCEPTS	CURRENT YEAR		PREVIOUS YEAR	
		Amount	%	Amount	%
rt01	NET SALES	6,691,136	100	6,426,092	100
rt02	COST OF SALES	4,807,048	72	4,800,944	75
rt03	GROSS PROFIT	1,884,088	28	1,625,148	25
rt04	OPERATING EXPENSES	1,304,413	19	1,316,520	20
rt05	OPERATING INCOME	579,675	9	308,628	5
rt06	INTEGRAL FINANCING COST	526,493	8	832,515	13
rt07	INCOME AFTER INTEGRAL FINANCING COST	53,182	1	(523,887)	(8)
rt08	OTHER EXPENSE AND INCOME (NET)	434,162	6	(62,335)	(1)
rt44	SPECIAL ITEMS	0	0	0	0
rt09	INCOME BEFORE INCOME TAXES AND EMPLOYEES' PROFIT SHARING	(380,980)	(6)	(461,552)	(7)
rt10	PROVISIONS FOR INCOME TAXES AND EMPLOYEES' PROFIT SHARING	70,152	1	150,674	2
rt11	NET INCOME AFTER TAXES AND EMPLOYEES' PROFIT SHARING	(451,132)	(7)	(612,226)	(10)
rt12	EQUITY IN NET INCOME OF NON-CONSOLIDATED SUBSIDIARIES AND ASSOCIATES	0	0	0	0
rt13	CONSOLIDATED NET INCOME OF CONTINUING OPERATIONS	(451,132)	(7)	(612,226)	(10)
rt14	INCOME FROM DISCONTINUED OPERATIONS	0	0	(876)	0
rt15	CONSOLIDATED NET INCOME BEFORE EXTRAORDINARY ITEMS	(451,132)	(7)	(611,350)	(10)
rt16	EXTRAORDINARY ITEMS, NET EXPENSE (INCOME)	0	0	0	0
rt17	CUMULATIVE EFFECT FROM ACCOUNTING CHANGE, NET	0	0	0	0
rt18	NET CONSOLIDATED INCOME	(451,132)	(7)	(611,350)	(10)
rt19	NET INCOME OF MINORITY INTEREST	30,199	0	(14,224)	0
rt20	NET INCOME OF MAJORITY INTEREST	(481,331)	(7)	(597,126)	(9)

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO

QUARTER: 1 YEAR: 2007

QUARTERLY STATEMENTS OF INCOME

VITRO, S.A. DE C.V.

BREAKDOWN OF MAIN CONCEPTS

CONSOLIDATED

(Thousands of Mexican Pesos)

Final Printing

REF RT	CONCEPTS	CURRENT YEAR		PREVIOUS YEAR	
		Amount	%	Amount	%
rt01	NET SALES	6,691,136	100	6,426,092	100
rt21	DOMESTIC	2,773,266	41	2,650,081	41
rt22	FOREIGN	3,917,870	59	3,776,011	59
rt23	TRANSLATED INTO DOLLARS (***)	352,119	5	329,471	5
rt06	INTEGRAL FINANCING COST	526,493	100	832,515	100
rt24	INTEREST EXPENSE	528,358	100	755,145	91
rt42	LOSS (GAIN) ON RESTATEMENT OF UDI'S	0	0	0	0
rt45	OTHER FINANCE COSTS	0	0	0	0
rt26	INTEREST INCOME	42,775	8	29,089	3
rt46	OTHER FINANCIAL PRODUCTS	0	0	0	0
rt25	FOREIGN EXCHANGE LOSS (GAIN) (NET)	156,547	30	215,595	26
rt28	RESULT FROM MONETARY POSITION	(115,637)	(22)	(109,136)	(13)
rt10	PROVISIONS FOR INCOME TAXES AND EMPLOYEES' PROFIT SHARING	70,152	100	150,674	100
rt32	INCOME TAX	69,355	99	256,313	170
rt33	DEFERRED INCOME TAX	797	1	(105,639)	(70)
rt34	EMPLOYEES' PROFIT SHARING EXPENSES	0	0	0	0
rt35	DEFERRED EMPLOYEES' PROFIT SHARING	0	0	0	0

(***) THOUSANDS OF DOLLARS

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO
VITRO, S.A. DE C.V.

QUARTER: 1 YEAR: 2007

QUARTERLY STATEMENTS OF INCOME

OTHER CONCEPTS

(Thousands of Mexican Pesos)

CONSOLIDATED

Final Printing

REF RT	CONCEPTS	CURRENT YEAR	PREVIOUS YEAR
		Amount	Amount
rt47	OPERATIVE DEPRECIATION AND ACCUMULATED IMPAIRMENT LOSSES	397,954	420,716

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO

QUARTER: 1 YEAR: 2007

VITRO, S.A. DE C.V.

STATEMENTS OF CHANGES IN FINANCIAL POSITION
FROM JANUARY THE 1st TO MARCH 31 OF 2007 AND 2006

(Thousands of Mexican Pesos)

CONSOLIDATED

Final Printing

REF C	CONCEPTS	CURRENT YEAR	PREVIOUS YEAR
		Amount	Amount
c01	CONSOLIDATED NET INCOME	(451,132)	(611,350)
c02	+ (-) ITEMS ADDED TO INCOME WHICH DO NOT REQUIRE USING RESOURCES	544,831	603,007
c03	RESOURCES FROM NET INCOME FOR THE YEAR	93,699	(8,343)
c04	RESOURCES PROVIDED OR USED IN OPERATION	(81,852)	(327,467)
c05	RESOURCES PROVIDED BY (USED FOR) OPERATING ACTIVITIES	11,847	(335,810)
c06	RESOURCES PROVIDED BY (USED FOR) EXTERNAL FINANCING ACTIVITIES	3,371,117	(83,093)
c07	RESOURCES PROVIDED BY (USED FOR) INTERNAL FINANCING ACTIVITIES	(27,855)	(46,457)
c08	RESOURCES PROVIDED BY (USED FOR) FINANCING ACTIVITIES	3,343,262	(129,550)
c09	RESOURCES PROVIDED BY (USED FOR) INVESTMENT ACTIVITIES	(2,021,424)	90,683
c10	NET INCREASE (DECREASE) IN CASH AND SHORT-TERM INVESTMENTS	1,333,685	(374,677)
c11	CASH AND SHORT-TERM INVESTMENTS AT THE BEGINNING OF PERIOD	1,190,759	1,401,613
c12	CASH AND SHORT-TERM INVESTMENTS AT THE END OF PERIOD	2,524,444	1,026,936

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO

VITRO, S.A. DE C.V.

QUARTER: 1 YEAR: 2007

STATEMENTS OF CHANGES IN FINANCIAL POSITION

BREAKDOWN OF MAIN CONCEPTS

(Thousands of Mexican Pesos)

CONSOLIDATED

Final Printing

REF C	CONCEPTS	CURRENT YEAR	PREVIOUS YEAR
		Amount	Amount
c02	+ (-) ITEMS ADDED TO INCOME WHICH DO NOT REQUIRE USING RESOURCES	544,831	603,007
c13	+ DEPRECIATION AND AMORTIZATION FOR THE YEAR	397,954	420,716
c41	+ (-) OTHER ITEMS	146,877	182,291
c04	RESOURCES PROVIDED OR USED IN OPERATION	(81,852)	(327,467)
c18	+ (-) DECREASE (INCREASE) IN ACCOUNTS RECEIVABLE	(23,835)	(34,584)
c19	+ (-) DECREASE (INCREASE) IN INVENTORIES	(58,772)	44,799
c20	+ (-) DECREASE (INCREASE) IN OTHER ACCOUNTS RECEIVABLE	138,431	8,992
c21	+ (-) INCREASE (DECREASE) IN SUPPLIERS	(172,013)	(19,388)
c22	+ (-) INCREASE (DECREASE) IN OTHER LIABILITIES	34,337	(327,286)
c06	RESOURCES PROVIDED BY (USED FOR) EXTERNAL FINANCING ACTIVITIES	3,371,117	(83,093)
c23	+ BANK FINANCING	14,066,946	1,778,921
c24	+ STOCK MARKET FINANCING	0	0
c25	+ DIVIDEND RECEIVED	0	0
c26	+ OTHER FINANCING	8,661	0
c27	(-) BANK FINANCING AMORTIZATION	(10,443,322)	(1,901,410)
c28	(-) STOCK MARKET FINANCING AMORTIZATION	0	0
c29	(-) OTHER FINANCING AMORTIZATION	0	0
c42	+ (-) OTHER ITEMS	(261,168)	39,396
c07	RESOURCES PROVIDED BY (USED FOR) INTERNAL FINANCING ACTIVITIES	(27,855)	(46,457)
c30	+ (-) INCREASE (DECREASE) IN CAPITAL STOCK	0	0
c31	(-) DIVIDENDS PAID	(27,855)	(46,457)
c32	+ PREMIUM ON ISSUANCE OF SHARES	0	0
c33	+ CONTRIBUTIONS FOR FUTURE CAPITAL INCREASES	0	0
c43	+ (-) OTHER ITEMS	0	0
c09	RESOURCES PROVIDED BY (USED FOR) INVESTMENT ACTIVITIES	(2,021,424)	90,683
c34	+ (-) DECREASE (INCREASE) IN PERMANENT INVESTMENTS	0	0
c35	(-) ACQUISITION OF PROPERTY, PLANT AND EQUIPMENT	(587,413)	(231,868)
c36	(-) INCREASE IN CONSTRUCTIONS IN PROGRESS	0	0
c37	+ SALE OF OTHER PERMANENT INVESTMENTS	0	172,001
c38	+ SALE OF TANGIBLE FIXED ASSETS	75,146	193,545
c39	+ (-) OTHER ITEMS	(1,509,157)	(42,995)

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO QUARTER: 1 YEAR: 2007

VITRO, S.A. DE C.V.

DATA PER SHARE

CONSOLIDATED INFORMATION

Final Printing

REF D	CONCEPTS	CURRENT YEAR			PREVIOUS YEAR		
		AMOUNT			AMOUNT		
d01	BASIC PROFIT PER ORDINARY SHARE (**)	$	1.41		$	(0.92)	
d02	BASIC PROFIT PER PREFERRED SHARE (**)	$	0.00		$	0.00	
d03	DILUTED PROFIT PER ORDINARY SHARE (**)	$	0.00		$	0.00	
d04	CONTINUING OPERATING PROFIT PER COMMON SHARE (**)	$	130.76		$	(38.76)	
d05	EFFECT OF DISCONTINUED OPERATIONS ON CONTINUING OPERATING PROFIT PER SHARE (**)	$	(8.64)		$	4.91	
d06	EFFECT OF EXTRAORDINARY PROFIT AND LOSS ON CONTINUING OPERATING PROFIT PER SHARE (**)	$	0.00		$	0.00	
d07	EFFECT BY CHANGES IN ACCOUNTING POLICIES ON CONTINUING OPERATING PROFIT PER SHARE (**)	$	0.00		$	0.00	
d08	CARRYNG VALUE PER SHARE	$	22.30		$	14.38	
d09	CASH DIVIDEND ACCUMULATED PER SHARE	$	0.37		$	0.30	
d10	DIVIDEND IN SHARES PER SHARE		0.00	shares		0.00	shares
d11	MARKET PRICE TO CARRYING VALUE		1.09	times		0.70	times
d12	MARKET PRICE TO BASIC PROFIT PER ORDINARY SHARE (**)		17.21	times		(11.05)	times
d13	MARKET PRICE TO BASIC PROFIT PER PREFERENT SHARE (**)		0.00	times		0.00	times

(**) TO CALCULATE THE DATA PER SHARE USE THE NET INCOME FOR THE LAST TWELVE MONTHS.

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO | QUARTER: 1 | YEAR: 2007

VITRO, S.A. DE C.V.

RATIOS

CONSOLIDATED

Final Printing

REFP	CONCEPTS	CURRENT YEAR		PREVIOUS YEAR	
	YIELD				
p01	NET INCOME TO NET SALES	(6.74)	%	(9.51)	%
p02	NET INCOME TO STOCKHOLDERS' EQUITY (**)	7.89	%	(5.03)	%
p03	NET INCOME TO TOTAL ASSETS (**)	1.44	%	(0.32)	%
p04	CASH DIVIDENDS TO PREVIOUS YEAR NET INCOME	0.00	%	0.00	%
p05	RESULT FROM MONETARY POSITION TO NET INCOME	(25.63)	%	(17.85)	%
	ACTIVITY				
p06	NET SALES TO NET ASSETS (**)	0.90	times	0.85	times
p07	NET SALES TO FIXED ASSETS (**)	1.72	times	1.51	times
p08	INVENTORIES TURNOVER (**)	4.96	times	4.84	times
p09	ACCOUNTS RECEIVABLE IN DAYS OF SALES	15.82	days	16.07	days
p10	PAID INTEREST TO TOTAL LIABILITIES WITH COST (**)	13.07	%	19.62	%
	LEVERAGE				
p11	TOTAL LIABILITIES TO TOTAL ASSETS	72.98	%	73.20	%
p12	TOTAL LIABILITIES TO STOCKHOLDERS' EQUITY	2.70	times	2.73	times
p13	FOREIGN CURRENCY LIABILITIES TO TOTAL LIABILITIES	82.34	%	55.13	%
p14	LONG-TERM LIABILITIES TO FIXED ASSETS	91.88	%	58.41	%
p15	OPERATING INCOME TO INTEREST PAID	1.09	times	0.40	times
p16	NET SALES TO TOTAL LIABILITIES (**)	1.23	times	1.16	times
	LIQUIDITY				
p17	CURRENT ASSETS TO CURRENT LIABILITIES	1.95	times	0.92	times
p18	CURRENT ASSETS LESS INVENTORY TO CURRENT LIABILITIES	1.29	times	0.53	times
p19	CURRENT ASSETS TO TOTAL LIABILITIES	0.51	times	0.41	times
p20	AVAILABLE ASSETS TO CURRENT LIABILITIES	43.02	%	10.13	%
	STATEMENTS OF CHANGES				
p21	RESOURCES FROM NET INCOME TO NET SALES	1.40	%	(0.12)	%
p22	RESOURCES FROM CHANGES IN WORKING CAPITAL TO NET SALES	(1.22)	%	(5.09)	%
p23	RESOURCES GENERATED (USED) IN OPERATING TO INTEREST PAID	0.02	times	(0.44)	times
p24	EXTERNAL FINANCING TO RESOURCES PROVIDED BY (USED FOR) FINANCING	100.83	%	64.13	%
p25	INTERNAL FINANCING TO RESOURCES PROVIDED BY (USED FOR) FINANCING	(0.83)	%	35.86	%
p26	ACQUISITION OF PROPERTY, PLANT AND EQUIPMENT TO RESOURCES PROVIDED BY (USED FOR) INVESTMENT ACTIVITIES	29.05	%	(255.69)	%

(**) IN THESE RATIOS FOR THE DATA TAKE INTO CONSIDERATION THE LAST TWELVE MONTHS.

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO

QUARTER: 1 YEAR: 2007

VITRO, S.A. DE C.V.

CREDITS BREAK DOWN

CONSOLIDATED

(Thousands of Mexican Pesos)

Final Printing

Credit Type / Institution	Amortization Date	Interest Rate	Amortization of Credits Denominated In Pesos (Thousands of $)						Amortization of Credits in Foreign Currency (Thousands of $)					
			Time Interval						Time Interval					
			Current Year	Until 1 Year	Until 2 Year	Until 3 Year	Until 4 Year	Until 5 Year	Current Year	Until 1 Year	Until 2 Year	Until 3 Year	Until 4 Year	Until 5 Year
BANKS														
FOREIGN TRADE														
HYPO VEREINSBANK	25/07/2007	5.61							0	592	0	0	0	0
TORONTO DOMINION	05/01/2008	4.96							0	6,221	0	0	0	0
DEUTSCHE BANK	05/10/2009	5.01							0	1,953	1,953	1,954	0	0
DEUTSCHE BANK	30/10/2009	4.14							0	1,433	1,433	1,434	0	0
SECURED														
Scotiabank	13/12/2009	7.00							0	7,467	7,467	42,931	0	0
Bank of America	15/04/2007	7.11							0	0	55,161	0	0	0
BANCO PASTOR	28/02/2008	3.65							0	2,046	2,046	0	0	0
CAIXA NOVA	06/05/2008	4.00							0	4,513	2,324	0	0	0
Finacity	15/07/2016	12.50							0	4,130	6,048	6,731	7,492	59,161
Leasing Repack Equipment	01/12/2007	6.86							0	1,496	0	0	0	0
COMMERCIAL BANKS														
Citibank	17/07/2007	6.45							16,548	0	0	0	0	0
Citibank	02/05/2007	6.42							4,920	0	0	0	0	0
Citibank	04/09/2007	6.35							11,032	0	0	0	0	0
Citibank	07/09/2007	6.30							11,032	0	0	0	0	0
Citibank	05/04/2007	6.06							5,516	0	0	0	0	0
Citibank	13/06/2007	6.11							5,516	0	0	0	0	0
Citibank	18/04/2007	6.12							8,274	0	0	0	0	0
Citibank	19/06/2007	6.11							5,516	0	0	0	0	0
Citibank	04/04/2007	6.12							9,929	0	0	0	0	0
Citibank	14/06/2007	6.11							6,178	0	0	0	0	0
BICSA	18/04/2007	6.12							5,516	0	0	0	0	0
BICSA	18/06/2007	6.61							8,274	0	0	0	0	0
BICSA	05/07/2007	6.33							16,548	0	0	0	0	0
BICSA	15/09/2007	6.33							6,619	0	0	0	0	0
BICSA	21/09/2007	5.70							11,032	0	0	0	0	0
BICSA	20/07/2007	6.10							4,413	0	0	0	0	0
Industrial	01/07/2009	6.97							0	13,239	9,929	9,929	0	0
GTC Bank	01/04/2016	6.70							0	0	6,895	13,790	13,790	75,851
G&T Continental	01/04/2016	6.70							0	0	6,895	13,790	13,790	75,846
Agromercantil	01/04/2016	6.38							0	0	3,448	6,895	6,895	37,923
BANCO DE BOGOTA	02/09/2007	6.00							2,132	0	0	0	0	0

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO

QUARTER: 1 YEAR: 2007

VITRO, S.A. DE C.V.

CREDITS BREAK DOWN

(Thousands of Mexican Pesos)

CONSOLIDATED

Final Printing

Credit Type / Institution	Amortization Date	Interest Rate	Amortization of Credits Denominated In Pesos (Thousands of $)						Amortization of Credits in Foreign Currency (Thousands of $)					
			Time Interval						Time Interval					
			Current Year	Until 1 Year	Until 2 Year	Until 3 Year	Until 4 Year	Until 5 Year	Current Year	Until 1 Year	Until 2 Year	Until 3 Year	Until 4 Year	Until 5 Year
CITIBANK N.A.	12/04/2007	10.20							37,114	0	0	0	0	0
Sufinanciamiento	13/04/2007	4.50							13	0	0	0	0	0
BBVA	17/05/2007	3.25							497	0	0	0	0	0
BANCO POPULAR	05/07/2007	4.10							4,469	0	0	0	0	0
CAJA MADRID	21/06/2007	3.00							8,205	0	0	0	0	0
BANKINTER	26/04/2007	3.13							6,641	0	0	0	0	0
BANCAJA	15/07/2007	3.15							5,943	0	0	0	0	0
CAIXA NOVA	01/08/2007	3.00							12,031	0	0	0	0	0
Banco Zaragozano	29/07/2007	2.94							3,975	0	0	0	0	0
BANCO HERRERO	13/09/2007	3.30							20,950	0	0	0	0	0
Banco de Castilla	09/10/2007	3.20							7,000	0	0	0	0	0
BANCO PASTOR	14/11/2007	3.20							20,016	0	0	0	0	0
CAJA DUERO	21/10/2007	3.00							10,161	0	0	0	0	0
LA CAIXA	30/11/2007	3.00							6,177	0	0	0	0	0
CAJA ESPAÑA	29/07/2007	3.04							7,834	0	0	0	0	0
BSCH	04/04/2007	3.00							2,909	0	0	0	0	0
BSCH	15/04/2007	3.00							5,468	0	0	0	0	0
BSCH	26/04/2007	3.00							5,342	0	0	0	0	0
CAJA MADRID	19/05/2007	3.04							18,823	0	0	0	0	0
CAJA MADRID (Factoraje)	19/09/2007	3.04							23,718	0	0	0	0	0
Banco Popular Portugues	23/04/2007	3.50							738	0	0	0	0	0
Leasing de Occidente	22/12/2011	7.00							0	0	0	0	0	992
Leasing de Occidente	22/12/2011	7.00							0	0	0	0	0	1,279
General	11/06/2011	13.18							0	0	0	0	0	144
Banco Portugués de Investime	25/05/2010	2.88							0	0	0	0	537	0
Banco Millenium-BCP (Leasing	07/03/2010	3.50							0	0	0	0	609	0
Banco Millenium-BCP (Leasing	07/04/2010	3.50							0	0	0	0	518	0
Banco Portugués de Investime	16/01/2011	3.25							0	0	0	0	0	1,004
Banco Portugués de Investime	16/01/2011	3.25							0	0	0	0	0	1,004
BANCO PORTUGUES DE INVESTIME	30/07/2008	4.25							0	2,213	1,721	0	0	0
CAJA MADRID	04/10/2011	4.75							0	2,027	2,822	2,966	3,118	2,720
CAJA MADRID	25/10/2007	2.95							0	3,692	0	0	0	0
BANCO DE CASTILLA	05/04/2008	4.00							0	5,480	1,932	0	0	0
CAJA ESPAÑA	17/06/2008	3.45							0	1,771	885	0	0	0
BCO.DE CASTILLA.LEASING	25/06/2007	3.45							0	102	65	0	0	0

CREDITS BREAK DOWN

(Thousands of Mexican Pesos)

CONSOLIDATED

Final Printing

Credit Type / Institution	Amortization Date	Interest Rate	Amortization of Credits Denominated In Pesos (Thousands of $)						Amortization of Credits in Foreign Currency (Thousands of $)					
			Time Interval						Time Interval					
			Current Year	Until 1 Year	Until 2 Year	Until 3 Year	Until 4 Year	Until 5 Year	Current Year	Until 1 Year	Until 2 Year	Until 3 Year	Until 4 Year	Until 5 Year
OTHER														
		0.00 0.00	0	0	0	0	0	0	0	0	0	0	0	0
TOTAL BANKS			0	0	0	0	0	0	347,019	58,375	111,024	100,420	46,749	255,924

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO QUARTER: 1 YEAR: 2007

VITRO, S.A. DE C.V.

CREDITS BREAK DOWN

CONSOLIDATED

(Thousands of Mexican Pesos)

Final Printing

Credit Type / Institution	Amortization Date	Interest Rate	Amortization of Credits Denominated In Pesos (Thousands of $)						Amortization of Credits in Foreign Currency (Thousands of $)					
			Time Interval						Time Interval					
			Current Year	Until 1 Year	Until 2 Year	Until 3 Year	Until 4 Year	Until 5 Year	Current Year	Until 1 Year	Until 2 Year	Until 3 Year	Until 4 Year	Until 5 Year
STOCK MARKET														
LISTED STOCK EXCHANGE														
UNSECURED														
CERTIFICADOS BURSATIL V-02	02/10/2008	11.14	0	0	9,544	0	0	0						
CERTIFICADOS BURSATIL V-02-2	22/12/2008	11.21	0	0	206,014	0	0	0						
CERTIFICADOS BURSATIL V-03	05/02/2009	11.04	0	0	150,312	0	0	0						
BCP Securities	08/08/2007	10.00							1,215,233	0	0	0	0	0
BONOS 2011	23/07/2008	10.75							0	0	328,274	0	0	0
BONOS 2013	01/11/2013	11.75							0	0	0	0	0	2,482,245
BONOS 2012	01/02/2012	8.63							0	0	0	0	0	3,309,660
BONOS 2017	01/02/2017	9.13							0	0	0	0	0	7,550,098
SECURED														
PRIVATE PLACEMENTS														
UNSECURED														
SECURED														
TOTAL STOCK MARKET			0	0	365,870	0	0	0	1,215,233	0	328,274	0	0	13,342,003

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO QUARTER: 1 YEAR: 2007

VITRO, S.A. DE C.V.

CREDITS BREAK DOWN

CONSOLIDATED

(Thousands of Mexican Pesos)

Final Printing

Credit Type / Institution			Amortization of Credits Denominated In Pesos (Thousands of $)						Amortization of Credits in Foreign Currency (Thousands of $)					
			Time Interval						Time Interval					
			Current Year	Until 1 Year	Until 2 Year	Until 3 Year	Until 4 Year	Until 5 Year	Current Year	Until 1 Year	Until 2 Year	Until 3 Year	Until 4 Year	Until 5 Year
SUPPLIERS														
PEMEX GAS Y PETROQUIMICA BAS		0.00	60,422	0	0	0	0	0						
O. ENRIQUE HINOJOSA PENA AGE		0.00	44,617	0	0	0	0	0						
TRACTEBEL ENERGIA DE MONTERR		0.00	32,672	0	0	0	0	0						
EMPAQUES DE CARTON TITAN, S.		0.00	32,590	0	0	0	0	0						
INGENIERIA EN EMPAQUE ARVISA		0.00	27,499	0	0	0	0	0						
EDS DE MEXICO, S. A. DE C. V		0.00	17,515	0	0	0	0	0						
SMURFIT CARTON Y PAPEL DE ME		0.00	17,488	0	0	0	0	0						
KANSAS CITY SOUTHERN DE MEXI		0.00	16,658	0	0	0	0	0						
D.A. HINOJOSA DE VERACRUZ, S		0.00	16,555	0	0	0	0	0						
WEYERHAEUSER DE MEXICO, S.A.		0.00	15,207	0	0	0	0	0						
FERROSUR, S.A. DE C.V.		0.00	15,182	0	0	0	0	0						
INTERGLASS, S. A. DE C. V.		0.00	13,568	0	0	0	0	0						
FERRO COLORES, S.A. DE C.V.		0.00	11,193	0	0	0	0	0						
GAS INDUSTRIAL DE MONTERREY,		0.00	9,813	0	0	0	0	0						
GRACO MEXICANA, S.A. DE C.V.		0.00	9,314	0	0	0	0	0						
RTS EMPAQUES S. DE RL. DE C.		0.00	7,180	0	0	0	0	0						
ASIA INGENIERIA Y PROCESOS I		0.00	5,564	0	0	0	0	0						
RHI-REFMEX, S.A. DE C.V.		0.00	4,941	0	0	0	0	0						
SCA PALLETS PRODUCTION, S.A.		0.00	4,933	0	0	0	0	0						
CH4 ENERGIA SA DE CV		0.00	4,806	0	0	0	0	0						
MATERIAS PRIMAS DE LAMPAZOS		0.00	4,621	0	0	0	0	0						
POLIFLEX, S.A.		0.00	4,177	0	0	0	0	0						
PRAXAIR MEXICO, S. DE R.L. D		0.00	3,892	0	0	0	0	0						
MINERALES SIDERURGICOS MAS ,		0.00	3,362	0	0	0	0	0						
WIREMESH DE MEXICO, S.A. DE		0.00	3,310	0	0	0	0	0						
CALFER DE MEXICO, S.A. DE C.		0.00	2,868	0	0	0	0	0						
SIKA MEXICANA, S.A. DE C.V.		0.00	1,795	0	0	0	0	0						
OTROS PROVEEDORES MONEDA NAL		0.00	467,645	0	0	0	0	0						
AMERICAN NATURAL SODA ASH CO		0.00							74,033	0	0	0	0	0
UNION PACIFIC RAILROAD CO.		0.00							32,553	0	0	0	0	0
EMHART GLASS INC.		0.00							31,056	0	0	0	0	0
VERRERIES SOUCHON NEUVESEL,		0.00							28,088	0	0	0	0	0
MAGNECO METREL, INC.		0.00							19,655	0	0	0	0	0

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO

QUARTER: 1 YEAR: 2007

VITRO, S.A. DE C.V.

CREDITS BREAK DOWN

(Thousands of Mexican Pesos)

CONSOLIDATED

Final Printing

Credit Type / Institution			Amortization of Credits Denominated In Pesos (Thousands of $)						Amortization of Credits in Foreign Currency (Thousands of $)					
			Time Interval						Time Interval					
			Current Year	Until 1 Year	Until 2 Year	Until 3 Year	Until 4 Year	Until 5 Year	Current Year	Until 1 Year	Until 2 Year	Until 3 Year	Until 4 Year	Until 5 Year
OXBOW DE MEXICO, S. DE R.L.		0.00							10,024	0	0	0	0	0
SAP MEXICO, S.A. DE C.V.		0.00							8,522	0	0	0	0	0
ARKEMA INC.		0.00							6,791	0	0	0	0	0
QUANTUM ENGINEERED PRODUCTS,		0.00							3,628	0	0	0	0	0
GERRO PLAST GMBH KUNSTSTOFFA		0.00							3,410	0	0	0	0	0
SSI TECHNOLOGIES, INC.		0.00							3,109	0	0	0	0	0
YIH-TAIR INDUSTRIAL CO. LTD.		0.00							2,394	0	0	0	0	0
RECTICEL N.A. INC..		0.00							2,379	0	0	0	0	0
GENERAL GLASS EQUIPMENT, CO.		0.00							2,278	0	0	0	0	0
MONOFRAX INC.		0.00							2,218	0	0	0	0	0
DAMERON ALLOY FOUNDRIES		0.00							2,193	0	0	0	0	0
OTROS PROVEEDORES MONEDA EXT		0.00							858,995	0	0	0	0	0
		0.00							0	0	0	0	0	0
TOTAL SUPPLIERS			859,387	0	0	0	0	0	1,091,326	0	0	0	0	0
OTHER CURRENT LIABILITIES AND OTHER CREDITS														
OTROS PASIVOS MONEDA NAL		0.00	0	648,160	0	0	0	0						
OTROS PASIVOS MONEDA EXT		0.00							0	1,280,424	0	0	0	0
TOTAL			859,387	648,160	365,870	0	0	0	2,653,578	1,338,799	439,298	100,420	46,749	13,597,927

NOTES

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO
VITRO, S.A. DE C.V.

QUARTER: 1 YEAR: 2007

MONETARY FOREIGN CURRENCY POSITION

CONSOLIDATED

(Thousands of Mexican Pesos)

Final Printing

FOREIGN CURRENCY POSITION	DOLLARS (1)		OTHER CURRENCIES		TOTAL THOUSANDS OF PESOS
	THOUSANDS OF DOLLARS	THOUSANDS OF PESOS	THOUSANDS OF DOLLARS	THOUSANDS OF PESOS	
MONETARY ASSETS	545,065	6,013,267	47,633	525,503	6,538,770
LIABILITIES POSITION	1,624,236	17,918,912	70,023	772,516	18,691,428
SHORT-TERM LIABILITIES POSITION	309,243	3,411,639	53,734	592,805	4,004,444
LONG-TERM LIABILITIES POSITION	1,314,993	14,507,273	16,289	179,711	14,686,984
NET BALANCE	(1,079,171)	(11,905,645)	(22,390)	(247,013)	(12,152,658)

NOTES

Tipo de cambio utilizado Peso por Dólar $ 11.0322

Tipo de cambio utilizado Peso por Euro $ 14.7545

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO

QUARTER: 1 YEAR: 2007

VITRO, S.A. DE C.V.

RESULT FROM MONETARY POSITION

CONSOLIDATED

(Thousands of Mexican Pesos)

Final Printing

MONTH	MONETARY ASSETS	MONETARY LIABILITIES	(ASSET) LIABILITY MONETARY POSITION	MONTHLY INFLATION	MONTHLY PROFIT AND (LOSS)
JANUARY	6,012,820	16,721,732	(10,708,912)	0.49	(52,920)
FEBRUARY	5,496,171	18,630,563	(13,134,392)	0.27	(35,267)
MARCH	10,177,123	24,140,128	(13,963,005)	0.20	(27,450)
RESTATEMENT				0.00	0
CAPITALIZATION				0.00	0
FOREIGN CORP.				0.00	0
OTHER				0.00	0
TOTAL					(115,637)

NOTES